CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Nord Oil International, Inc.

We hereby consent to the inclusion by reference of our audit report dated October, 2005, relating to the financial statements of Nord Oil International, Inc. (f/k/a/ BIO-TRACKING SECURITY SYSTEMS, INC.) and to all references to our firm included in this Registration Statement on Form S-8.


RSM-TOP-Audit LLC
CERTIFIED PUBLIC ACCOUNTANTS

RSM-TOP-Audit LLC
Moscow, Russia
March 23, 2006